     As filed with the Securities and Exchange Commission on June 1, 1994
                                             Registration Statement No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                ZERO CORPORATION
                                ----------------
               (Exact name of Issuer as specified in its charter)

               Delaware                                95-1718077
     -----------------------------                --------------------
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)


                      444 South Flower Street, Suite 2100
                       Los Angeles, California 90071-2922
                       ----------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                ZERO CORPORATION
                         EMPLOYEES STOCK PURCHASE PLAN
                         -----------------------------
                            (Full title of the Plan)

                               ANITA J. CUTCHALL
                              Corporate Secretary
                               ZERO Corporation
                      444 South Flower Street, Suite 2100
                       Los Angeles, California 90071-2922
                       ----------------------------------
                    (Name and address of agent for service)


                                (213) 629-7000
                                --------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------
Title of                                                  Proposed
Securities             Amount          Proposed Maximum   Maximum             Amount of
to be                  to be           Offering Price     Aggregate           Registration
Registered             Registered(l)   Per Share (2)      Offering Price(2)   Fee
- ------------------------------------------------------------------------------------------

Common Stock,
   $.01                250,O00         $12.25             $3,062,500.00       $765.00
 par value
 per share
- ------------------------------------------------------------------------------------------

(1) The Registrant previously registered 963,264 shares of its Common Stock (as adjusted for stock splits) with respect to its Employees Stock Purchase Plan on Form S-8 (No. 2-54344).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price for the Registrant's Common Stock as reported on the New York Stock Exchange on May 27, 1994.

                           INCORPORATION BY REFERENCE
                           --------------------------


     Registrant has previously filed a Registration Statement on Form S-8
(No. 2-54344), and Post Effective Amendments Nos. 1 through 10 thereto, with respect to the registration of shares of its Common Stock under the ZERO Corporation Employees Stock Purchase Plan. The contents of such Registration Statement, as amended, are incorporated herein by reference pursuant to General Instruction E to Form S-8. This Registration Statement relates to additional shares of the Common Stock of Registrant under the ZERO Corporation Employees Stock Purchase Plan.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits


     23   Consent of Independent Public Accountants
     24   Power of Attorney (included on page II-2 hereof)
     99 Additional Exhibits - List of Current Subsidiaries of Registrant the Employees of which are Eligible to Participate in the ZERO Corporation Employees Stock Purchase Plan

                                 SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 26th day of May, 1994.

                                          ZERO CORPORATION



                                          By: /s/ WILFORD D. GODBOLD, JR.
                                              ---------------------------
                                              Wilford D. Godbold, Jr.
                                              President and Chief
                                              Executive Officer



                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilford D. Godbold, Jr., and Anita J. Cutchall, and each of them, as true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him and in his place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                            Title                     Date
- -----------                           -----                     ----

(1)  Principal executive
     officer

/s/ WILFORD D. GODBOLD, JR.
___________________________      President, Chief           May 26, 1994
Wilford D. Godbold, Jr.          Executive Officer and
                                 Director

(2)  Principal financial
     officer

/s/ GEORGE A. DANIELS
___________________________      Vice President and         May 26, 1994
George A. Daniels                Chief Financial Officer

(3)  Controller

/s/ ERIC A. SAND
___________________________      Controller                 May 26, 1994
Eric A. Sand

(4)  Directors


/s/ GARY M. CUSUMANO
__________________________     Director                   May 26, 1994
Gary M. Cusumano


/s/ BRUCE J. DEBEVER
__________________________     Director                   May 26, 1994
Bruce J. DeBever


/s/ JOHN B. GILBERT
__________________________     Director                   May 26, 1994
John B. Gilbert


/s/ CLINTON G. GERLACH
__________________________     Director                   May 26, 1994
Clinton G. Gerlach


/s/ BERNARD B. HEILER
__________________________     Director                   May 26, 1994
Bernard B.  Heiler


/s/ HOWARD W. HILL
__________________________     Director                   May 26, 1994
Howard W. Hill


/s/ WHITNEY A. MCFARLIN
__________________________     Director                   May 26, 1994
Whitney A. McFarlin

                                 EXHIBIT INDEX


Exhibit                                                          Sequentially
Number                       Description                         Numbered Page
- ------                       -----------                         -------------


23                  Consent of Independent Public Accountants

24                  Power of Attorney
                    (included on page II-2
                    hereof)

99                  Additional Exhibits - List of
                    Current Subsidiaries of
                    Registrant the Employees of
                    which are Eligible to Participate
                    in the ZERO Corporation Employees
                    Stock Purchase Plan



- ---------------------------

This information appears only in the copy of this Registration Statement filed with the Securities and Exchange Commission.